UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2011

Argo Group International Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PXRE House 110 Pitts Bay Road Pembroke HM 08 Bermuda		P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)		(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2011 each of Argo Group International Holdings, Ltd., Argo Group US, Inc., Argo International Holdings Limited and Argo Underwriting Agency Limited (the “Borrowers”) entered into Amendment No. 2 to Credit Agreement (as defined below) (the “Credit Agreement Amendment”), amending the Borrowers’ existing $150,000,000 Credit Agreement with JPMorgan Chase Bank, National Association, as administrative agent, and the other lenders and parties signatory thereto (as amended, the “Credit Agreement”).

The Credit Agreement Amendment (i) increases the revolving credit facility under the Credit Agreement from $150 million to $170 million and (ii) extends the maturity date under the Credit Agreement from April 30, 2013 to April 30, 2014. The Credit Agreement Amendment also permits the Borrowers to request up to an additional $37.5 million of available borrowings under the Credit Agreement at the discretion of the lenders. The provisions of the Credit Agreement Amendment described in this paragraph and other amendments to the Credit Agreement included in the Credit Agreement Amendment, including changes to the pricing terms, are qualified in their entirety by the Credit Agreement Amendment filed with this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 2 to Credit Agreement, dated as of July 11, 2011, by and among Argo Group International Holdings, Ltd., Argo Group US, Inc., Argo Group International Holdings Limited and Argo Underwriting Agency Limited, JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

	By:	/s/ Jay S. Bullock
Dated: July 15, 2011		Name:	Jay S. Bullock
		Title:	Executive Vice President and Chief Financial Officer